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                                                                    EXHIBIT 99.1

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, John G. McDonald, hereby consent to be named as a person about to become a director of Plum Creek Timber Company, Inc. in the Registration Statement on Form S-4 of Plum Creek Timber Company, Inc. dated January 28, 1999.


Dated: January 28, 1999                         /s/ JOHN G. MCDONALD
                                                -------------------------------
                                                John G. McDonald